As filed with the U.S. Securities and Exchange Commission on May 30, 2014

Registration No. 333-195949

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANI PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware		58-2301143
(State or Other Jurisdiction of Incorporation)		(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota 56623 (218) 634-3500

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Charlotte C. Arnold

Vice President, Finance and Chief Financial Officer

ANI Pharmaceuticals, Inc.

210 Main Street West

Baudette, Minnesota 56623

(218) 634-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul A. Gajer, Esq.
Jeffrey A. Baumel, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 768-6700

Approximate date of commencement of proposed sale to public: From time to time or at one time after this registration statement becomes effective in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

This Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-3 filed by ANI Pharmaceuticals, Inc. on May 14, 2014 (Commission File No. 333-195949) (the "Registration Statement") is being filed solely to amend Item 16 of Part II of the Registration Statement and to re-file Exhibit 5.1 identified therein. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, and the re-filed Exhibit 5.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit No.	Description	Method of Filing

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc., dated as of July 17, 2013, Certificate of Amendment of the Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc., dated as of June 1, 2012, and Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc.	Incorporated by reference to Exhibit 3.1 to ANI's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013 (File No. 001-31812)

3.2	Amended and Restated Bylaws of BioSante Pharmaceuticals, Inc.	Incorporated by reference to Exhibit 3.1 to ANI's Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 11, 2010 (File No. 001-31812)

4.1	Form of Common Stock Purchase Warrant issued by BioSante Pharmaceuticals, Inc. with an Initial Exercise Date of August 13, 2009	Incorporated by reference to Exhibit 4.1 to ANI's Current Report on Form 8-K as filed with the Securities and Exchange Commission on August 14, 2009 (File No. 001-31812)

4.2	Form of Common Stock Purchase Warrant issued by BioSante Pharmaceuticals, Inc. with an Initial Exercise Date of September 2010	Incorporated by reference to Exhibit 4.1 to ANI's Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 5, 2010 (File No. 001-31812)

4.3	Form of Common Stock Purchase Warrant issued by BioSante Pharmaceuticals, Inc. with an Initial Exercise Date of June 2010	Incorporated by reference to Exhibit 4.1 to ANI's Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 21, 2010 (File No. 001-31812)

4.4	Form of Common Stock Purchase Warrant issued by BioSante Pharmaceuticals, Inc. with an Initial Exercise Date of December 2010	Incorporated by reference to Exhibit 4.1 to ANI's Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 29, 2010 (File No. 001-31812)

4.5	Form of Common Stock Purchase Warrant issued by BioSante Pharmaceuticals, Inc. with an Initial Exercise Date of March 2011	Incorporated by reference to Exhibit 4.1 to ANI's Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 4, 2011 (File No. 001-31812)

4.6	Form of Common Stock Purchase Warrant issued by BioSante Pharmaceuticals, Inc. with an Initial Exercise Date of August 2012	Incorporated by reference to Exhibit 4.1 to ANI's Current Report on Form 8-K as filed with the Securities and Exchange Commission on August 17, 2012 (File No. 001-31812)

4.7	Form of Senior Indenture between ANI and The Bank of New York Mellon, as trustee	Previously filed

4.8	Form of Subordinated Indenture between ANI and The Bank of New York Mellon, as trustee	Previously filed

4.9	Form of Senior Debt Security	To be filed, if necessary, by a Current Report on Form 8-K or by amendment

4.10	Form of Subordinated Debt Security	To be filed, if necessary, by a Current Report on Form 8-K or by amendment

4.11	Form of Certificate of Designations of Preferred Stock	To be filed, if necessary, by a Current Report on Form 8-K or by amendment

4.12	Form of Warrant Agreement, including Form of Warrant Certificate	To be filed, if necessary, by a Current Report on Form 8-K or by amendment

5.1	Opinion of Dentons US LLP, legal counsel	Filed herewith

23.1	Consent of EisnerAmper LLP, independent registered public accounting firm	Previously filed

23.2	Consent of Dentons US LLP, legal counsel	Filed herewith (included in the opinion filed as Exhibit 5.1)

24.1	Powers of Attorney	Previously filed (included in signature page to the Registration Statement filed on May 14, 2014)

25.1	Form T-1 Statement of Eligibility of Trustee for the Senior Indenture under the Trust Indenture Act of 1939	Previously filed

25.2	Form T-1 Statement of Eligibility of Trustee for the subordinated Indenture under the Trust Indenture Act of 1939	Previously filed

SIGNATURES

Pursuant to the requirement of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on the 30th day of May, 2014.

ANI PHARMACEUTICALS, INC.

By:	/s/ Charlotte C. Arnold
Charlotte C. Arnold Vice President, Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Name & Title	Date

*	Arthur S. Przybyl	May 30, 2014
President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Charlotte C. Arnold	Charlotte C. Arnold	May 30, 2014
Vice President, Finance and Chief Financial Officer (Principal Financial Officer)

*	Robert E. Brown, Jr.	May 30, 2014
Chairman of the Board of Directors

*	Fred Holubow	May 30, 2014
Director

*	Ross Mangano	May 30, 2014
Director

*	Tracy L. Marshbanks, Ph.D.	May 30, 2014
Director

*	Thomas A. Penn	May 30, 2014
Director

*	Daniel Raynor	May 30, 2014
Director

______________

* /s/ Charlotte C. Arnold

Charlotte C. Arnold, as Attorney-in-Fact